                                                       EXHIBIT 3.3

                  CERTIFICATE OF AMENDMENT OF
             RESTATED CERTIFICATE OF INCORPORATION
                               OF
                          P-COM, INC.,

                (Pursuant to Section 242 of the
               Delaware General Corporation Law)

          P-COM, Inc. (the "Corporation"), a Corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

          DOES HEREBY CERTIFY THAT:

          FIRST:    The first paragraph of Article IV of the
Restated Certificate of Incorporation of this corporation is amended such that, as amended, said paragraph shall be read in its entirety as follows:

          "This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is Ninety-Seven Million (97,000,000) shares. Ninety-Five Million (95,000,000) shares shall be Common Stock, par value $.0001 per share, and Two Million (2,000,000) shares shall be Preferred Stock, par value $.0001 per share."

          SECOND:   The foregoing Amendment has been duly adopted
in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by resolution of the Board of Directors of the corporation declaring said amendment advisable and by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote.

          IN WITNESS WHEREOF, this Certificate of Amendment of the Restated Certificate of Incorporation has been signed by the President and the Secretary of the Corporation this 12th day of June, 1997.

                              P-COM, INC.


                              By:  /s/ Pier Antonuicci
                                   -------------------------
                                   Pier Antoniucci
                                   President
ATTEST:


/s/ Warren Lazarow
-------------------------
Warren T. Lazarow
Secretary



             RESTATED CERTIFICATE OF INCORPORATION
                        OF P-COM, INC.,
                     a Delaware Corporation

           (Pursuant to Sections 242, 245 and 228 of the Delaware General Corporation Law)

            P-COM,   Inc.  (the  "Corporation"),  a   Corporation
organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

          DOES HEREBY CERTIFY:

           FIRST:     That the name of the Corporation is  P-COM,
Inc., and that the Corporation was originally incorporated on August 23, 1991, under the name P-COMM, Inc., pursuant to the General Corporation Law.

           SECOND: The Board of Directors of the Corporation adopted resolutions proposing to restate the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate"), declaring said restatement to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed restatement is as follows:

            "RESOLVED,   that  the  Amended   and   Restated
     Certificate of Incorporation of the Corporation be restated in its entirety as follows:

                           ARTICLE I

          The name of this Corporation is P-COM, Inc.

                           ARTICLE II

            The address of the registered office of this Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                          ARTICLE III

           The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                           ARTICLE IV

          This Corporation is authorized to issue two (2) classes of stock, to be designated, respectively, "Common Stock" and
"Preferred  Stock."  The  total  number  of  shares   that   this
Corporation is authorized to issue is Thirty-Two Million (32,000,000) shares. Thirty Million (30,000,000) shares shall be Common Stock, par value $.0001 per share, and Two Million (2,000,000) shares shall be Preferred Stock, par value $.0001 per share.

           The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and
Restated Certificate of Incorporation, to fix or alter the divided rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                           ARTICLE V

           In furtherance of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this Corporation.

                           ARTICLE VI

           Elections of directors need not be by written ballot unless the Bylaws of this Corporation shall so provide. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I,
Class II and Class III directors shall be those directors so nominated and elected at the first annual meeting of stockholders after the filing of this Restated Certificate of Incorporation. At each annual meeting of stockholders thereafter, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

           The number of directors which constitute the whole board of directors of the Corporation shall be designated in the bylaws of the Corporation or by resolution adopted by the Board of Directors. Vacancies occurring on the board of directors for any reason may be filled by vote of a majority of the remaining members of the board of directors, although less than a quorum, at any meeting of the board of directors. A person so elected by the board of directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                          ARTICLE VII

           Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

                          ARTICLE VIII

           A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article VIII to authorize Corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

           Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

                           ARTICLE IX

           This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated
Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                           *   *   *

          THIRD:    The foregoing restatement was approved by the
holders of the requisite number of shares of said Corporation in accordance with Section 228 of the General Corporation Law.

           FOURTH:    That said restatement was duly  adopted  in
accordance with the provisions of Section 242 and 245 of the General Corporation Law.

           IN  WITNESS  WHEREOF,  this  Restated  Certificate  of
Incorporation has been signed by the President and the Secretary of the Corporation this 9th day of March, 1995.

                              P-COM, INC.



                              By:  /s/ George P. Roberts
                                   ______________________________
                                   George P. Roberts
                                   President
ATTEST:


 /s/ Warren T. Lazarow
______________________________
Warren T. Lazarow
Secretary